Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "DESTINY MEDIA CORP.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JANUARY, A.D. 2002, AT 9 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3479977 8100

020023038

AUTHENTICATION: 1557118

DATE: 01-14-02

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/11/2002
020023038 - 3479977

CERTIFICATE OF INCORPORATION
OF
DESTINY MEDIA CORP.

ARTICLE 1

The name of the corporation is Destiny Media Corp.

ARTICLE 2

The address of the corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, county of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE 3

The purposes for which the corporation is organized are to engage in any business and in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

ARTICLE 4

The aggregate number of shares which the corporation has authority to issue is 150,000,000 shares, consisting of One Hundred Million (100,000,000) shares of Common Stock having a par value of $0.01 per share and Fifty Million (50,000,000) shares of Preferred Stock having a par value of $0.01 per share.

The common stock shall be entitled to one vote per share held on all matters submitted to a vote of stockholders and will not have cumulative voting rights in the election of directors.

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.

ARTICLE 5

The name and mailing address of the incorporator are:

David N. Schachter, Esq.
Sherman & Howard, L.L.C.
633 17th Street, Suite 3000
Denver, Colorado 80202

ARTICLE 6

The powers of the incorporator shall terminate upon the appointment of directors. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors of the corporation shall be fixed from time to time in the manner provided in the bylaws and may be increased or decreased from time to time in the manner provided in the bylaws. Election of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

ARTICLE 7

The board of directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal bylaws.

ARTICLE 8

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as to liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent provided or permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article 8 shall not adversely affect any right or protection of a director under this Article 8 as in effect immediately prior to such repeal or modification with respect to any liability that would have accrued, but for this Article 8, prior to such repeal or modification.

ARTICLE 9

The corporation shall have authority, to the fullest extent now or hereafter permitted by the Delaware General Corporation Law, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction.

Executed January 11, 2002.

David N. Schachter, Incorporator

ORGANIZATION ACTION IN WRITING OF INCORPORATOR

OF

DESTINY MEDIA CORP.

(Organized January 11, 2002)

The following action is taken this day through this instrument by the incorporator of the above corporation:

> The election of Donald G. Mack to serve as the director of the corporation until the first annual meeting of stockholders and until his successors are elected and qualified or until his earlier resignation or removal.

David N. Schachter, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:46 PM 07/17/2012
FILED 12:31 PM 07/17/2012
SRV 120842641 - 3479977 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

DESTINY MEDIA CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of Destiny Media Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "ARTICLE 4" so that, as amended, said Article shall read as follows:

> The aggregate number of shares which the corporation has the authority to issue is Two Billion Fifty Million (2,050,000,000) shares, consisting of Two Billion (2,000,000,000) shares of Common Stock having a par value of $0.0001 per share and Fifty Million (50,000,000) shares of Preferred Stock having a par value of $0.0001 per share.
>
> The Common stock shall be entitled to one vote per share on all matters submitted to a vote of stockholders and will not have cumulative voting rights in the election of directors.
>
> The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designation powers, preferred rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the

number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred stock.

SECOND: That on October 13, 2011, by means of a combined written consent of a simple majority in lieu of a special meeting was held and at which meeting the necessary number of shares required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware.

FOURTH: That the capital stock of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Corporate Secretary and Chief Executive Officer have caused this certificate to be signed this 14th day of October, 2011.

SEAL: DESTINY MEDIA CORPORATION CORPORATE SEAL

By: ______________________
George Palmer, Secretary

By: ______________________
Donald Mack, CEO